                                  EXHIBIT 99.1




           ----------------------------------------------------------


                                 EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                      Among

                           VIACOM INTERNATIONAL INC.,

                              VSEG ACQUISITION INC.

                                       and

                        SPELLING ENTERTAINMENT GROUP INC.


                            Dated as of May 17, 1999

           ----------------------------------------------------------

                                TABLE OF CONTENTS


                                                                              Page
                                          ARTICLE I                           ----

                                          THE OFFER

SECTION 1.01.  The Offer                                                        2
SECTION 1.02.  Company Action                                                   3



                                          ARTICLE II

                                          THE MERGER

SECTION 2.01.  The Merger                                                       4
SECTION 2.02.  Closing                                                          4
SECTION 2.03.  Effective Time                                                   4
SECTION 2.04.  Effect of the Merger                                             4
SECTION 2.05.  Certificate of Incorporation; By-laws                            4
SECTION 2.06.  Directors and Officers                                           5
SECTION 2.07.  Conversion of Securities                                         5
SECTION 2.08.  Stock Options                                                    5
SECTION 2.09.  Dissenting Shares                                                6
SECTION 2.10.  Surrender of Shares; Stock Transfer Books                        6
SECTION 2.11.  Withholding Rights                                               8


                                         ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01.  Organization and Qualification                                   8
SECTION 3.02.  Certificate of Incorporation and By-laws                         8
SECTION 3.03.  Capitalization                                                   9
SECTION 3.04.  Authority Relative to This Agreement                             9
SECTION 3.05.  No Conflict; Required Filings and Consents                       10
SECTION 3.06.  SEC Filings; Financial Statements                                10
SECTION 3.07.  Absence of Litigation                                            11
SECTION 3.08.  Compliance                                                       11
SECTION 3.09.  Intellectual Property Rights                                     11
SECTION 3.10.  Offer Documents; Schedule 14D-9; Proxy Statement                 12
SECTION 3.11.  Brokers                                                          12
SECTION 3.12.  Opinion of Financial Advisor                                     12


                                          ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

SECTION 4.01.  Corporate Organization                                           13
SECTION 4.02.  Authority Relative to This Agreement                             13
SECTION 4.03.  No Conflict; Required Filings and Consents                       13
SECTION 4.04.  Financing                                                        14
SECTION 4.05.  Offer Documents; Proxy Statement                                 14
SECTION 4.06.  Brokers                                                          14


                                          ARTICLE V

                                   COVENANTS OF THE COMPANY

SECTION 5.01.  Affirmative Covenants of the Company                             14


                                          ARTICLE VI

                                    ADDITIONAL AGREEMENTS
SECTION 6.01.  Stockholders' Meeting                                            15
SECTION 6.02.  Proxy Statement                                                  15
SECTION 6.03.  Access to Information                                            15
SECTION 6.04.  Directors' and Officers' Indemnification and Insurance           16
SECTION 6.05.  Notification of Certain Matters                                  17
SECTION 6.06.  Public Announcements                                             17
SECTION 6.07.  Further Action                                                   18


                                         ARTICLE VII

                                   CONDITIONS TO THE MERGER

SECTION 7.01.  Conditions to the Merger                                         18


                                         ARTICLE VIII

                              TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01.  Termination                                                      18
SECTION 8.02.  Effect of Termination                                            20
SECTION 8.03.  Amendment                                                        20
SECTION 8.04.  Waiver                                                           20


                                          ARTICLE IX

                                      GENERAL PROVISIONS

SECTION 9.01.  Non-Survival of Representations, Warranties and Agreements       21
SECTION 9.02.  Notices                                                          21
SECTION 9.03.  Certain Definitions                                              22
SECTION 9.04.  Severability                                                     22
SECTION 9.05.  Entire Agreement; Assignment                                     22
SECTION 9.06.  Parties in Interest                                              23
SECTION 9.07.  Specific Performance                                             23
SECTION 9.08.  Governing Law                                                    23
SECTION 9.09.  Headings                                                         23
SECTION 9.10.  Counterparts                                                     23
SECTION 9.11.  Fees and Expenses                                                23


                                           ANNEX A

                                   CONDITIONS TO THE OFFER

ANNEX A - CONDITIONS TO THE OFFER

EXHIBIT A - CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

                            Glossary of Defined Terms
                          (Not Part of this Agreement)


                                                               Location
                                                                  of
Defined Term                                                  Definition
------------                                                  ----------
affiliate                                                     Section 9.03
Agreement                                                         Preamble
Blue Sky Laws                                              Section 3.05(b)
business day                                                  Section 9.03
Certificate of Merger                                         Section 2.03
Certificates                                               Section 2.10(b)
Code                                                          Section 2.11
Company                                                           Preamble
Company Material Adverse Effect                             Section 3.01(a)
Delaware Law                                                      Recitals
Disclosure Schedule                                               Art. III
Dissenting Shares                                          Section 2.09(a)
Effective Time                                                Section 2.03
Encumbrance                                                   Section 9.03
Exchange Act                                                      Recitals
Exchange Fund                                                 Section 2.10
Indemnified Parties                                        Section 6.04(b)
Intellectual Property                                         Section 3.09
Lazard Freres                                                     Recitals
Merger                                                            Recitals
Merger Consideration                                       Section 2.07(a)
1999 Balance Sheet                                         Section 3.06(c)
Offer                                                             Recitals
Offer Documents                                            Section 1.01(b)
Offer to Purchase                                          Section 1.01(b)
Option                                                        Section 2.08
Option Plans                                                  Section 2.08
Parent                                                            Preamble
Paying Agent                                               Section 2.10(a)
Per Share Amount                                                  Recitals
person                                                        Section 9.03
Preferred Stock                                               Section 3.03
Proxy Statement                                               Section 3.10
Purchaser                                                         Preamble
Purchaser Shares                                                  Recitals
Schedule 13E-3                                             Section 1.01(b)
Schedule 14D-1                                             Section 1.01(b)
Schedule 14D-9                                             Section 1.02(a)
SEC                                                        Section 1.01(a)
SEC Reports                                                Section 3.06(a)
Securities Act                                             Section 3.06(a)
Shares                                                            Recitals
Special Committee                                                 Recitals
Stockholders' Meeting                                         Section 6.01
Subsidiary                                                    Section 9.03
Surviving Corporation                                         Section 2.01
Tender Offer Acceptance Date                               Section 2.08(a)
Transactions                                               Section 1.01(b)

               AGREEMENT AND PLAN OF MERGER, dated as of May 17, 1999 (this "Agreement"), among VIACOM INTERNATIONAL INC., a Delaware corporation ("Parent"), VSEG ACQUISITION INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and SPELLING ENTERTAINMENT GROUP INC., a Delaware corporation (the "Company").

               WHEREAS, Parent beneficially owns an aggregate of 75,216,103 shares (the "Purchaser Shares") of common stock, par value $.001 per share ("Shares"), of the Company, constituting approximately 80% of the total outstanding Shares, and has proposed to the special committee of the Board of Directors of the Company (the "Special Committee"), that Purchaser acquire the remaining Shares;

               WHEREAS, immediately prior to the Effective Time (as defined below) Parent will contribute the Purchaser Shares to Purchaser;

               WHEREAS, the Board of Directors of the Company (the "Board") and the Special Committee have determined that it is in the best interests of the Company to approve Purchaser's proposed acquisition and have voted (i) to recommend that the stockholders of the Company accept the Offer (as defined below) and tender their Shares pursuant to the Offer and (ii)to approve and deem advisable the merger (the "Merger") of Purchaser with and into the Company, with the Company being the surviving corporation, in accordance with the General Corporation Law of the State of Delaware "Delaware Law") following consummation of the Offer;

               WHEREAS, it is proposed that Purchaser will make a cash tender offer (the "Offer") in compliance with Section 14(d)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, to acquire all the issued and outstanding Shares (other than the Purchaser Shares) for $9.75 per Share (such amount, or any greater amount per Share paid pursuant to the Offer, being hereinafter referred to as the "Per Share Amount"), net to the seller in cash, upon the terms and subject to the conditions of this Agreement; and that the Offer will be followed by the Merger, pursuant to which each issued and outstanding Share not owned by Purchaser will be converted into the right to receive the Per Share Amount, upon the terms and subject to the conditions provided herein; and

               WHEREAS, the Special Committee has received the opinion of Lazard Freres & Co. LLC ("Lazard Freres") that the consideration to be received by the holders of Shares (other than Parent and its subsidiaries) pursuant to the Offer and the Merger is fair to such holders from a financial point of view;

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:


                                    ARTICLE I

                                    THE OFFER

               SECTION 1.01. The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.01 and none of the events set forth in Annex A hereto shall have occurred or be existing, Purchaser shall commence, and Parent shall cause Purchaser to commence, within the meaning of Rule 14d-2 under the Exchange Act, the Offer as promptly as reasonably practicable after the date hereof, but in no event later than five business days after the initial public announcement of Purchaser's intention to commence the Offer. The obligation of Purchaser to accept for payment and pay for Shares tendered pursuant to the Offer shall be subject only to the satisfaction of the conditions set forth in Annex A hereto. Purchaser expressly reserves the right to waive any such condition, to increase the Per Share Amount and to make any other changes in the terms and conditions of the Offer; provided, however, that, without the prior written consent of the Special Committee, Purchaser will not (i) decrease the Per Share Amount, (ii)reduce the maximum number of Shares to be purchased in the Offer, (iii) change the form of the consideration payable in the Offer, (iv)add to, modify or supplement the conditions to the Offer set forth in Annex A hereto, (v) extend the expiration date of the Offer beyond the twentieth business day following commencement thereof; provided, however, Purchaser may extend the expiration date of the Offer, (A) if the conditions to the Offer set forth in Annex A have not been satisfied, (B) to the extent necessary to respond to comments on the Offer Documents (as defined below) from the Securities and Exchange Commission (the "SEC") and (C) on one additional occasion, for a period not to exceed ten business days or (vi)make any other change in the terms or conditions of the Offer which is materially adverse to the holders of Shares. The Per Share Amount shall, subject to any applicable withholding of taxes, be net to each seller in cash, upon the terms and subject to the conditions of the Offer. Subject to the terms and conditions of the Offer, Purchaser shall, and Parent shall cause Purchaser to, accept for payment and pay, as promptly as practicable after expiration of the Offer, for all Shares validly tendered and not withdrawn.

               (b) On the date of commencement of the Offer, Parent and Purchaser shall file with the SEC (i) a Tender Offer Statement on Schedule 14D-1, including all exhibits thereto (together with all amendments and supplements thereto, the "Schedule 14D-1"), with respect to the Offer and (ii) a Rule 13e-3 Transaction Statement on Schedule 13E-3, including all exhibits thereto (together with all amendments and supplements thereto, the "Schedule 13E-3"), with respect to the Offer and the other transactions contemplated hereby (the "Transactions"). The Schedule 14D-1 and the Schedule 13E-3 shall contain or shall incorporate by reference an offer to purchase (the "Offer to Purchase") and the related letter of transmittal and any related summary advertisement (the Schedule 14D-1, the Schedule 13E-3, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Offer Documents"). Parent, Purchaser and the Company shall correct promptly any information provided by any of them for use in the Offer Documents which shall become false or misleading, and Parent and Purchaser shall take all steps necessary to cause the Schedule 14D-1 and the Schedule 13E-3, as so corrected, to be filed with the SEC and the other Offer Documents, as so corrected, to be disseminated to holders of Shares, in each case as and to the extent required by applicable Law (as defined below). The Company, the Special Committee and their respective counsel shall be given the reasonable opportunity to review and comment on the Offer Documents prior to the filing thereof with the SEC. Parent and Purchaser shall provide the Company, the Special Committee and their respective counsel with a copy of any written comments or telephonic notification of any oral comments Parent or Purchaser may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt thereof. Parent and its counsel shall provide the Company, the Special Committee and their respective counsel with a reasonable opportunity to participate in all communications with the SEC and its staff, including any meetings and telephone conferences, relating to the Offer Documents, the Transactions or this Agreement. In the event that the Parent or the Purchaser receives any comments from the SEC or its staff with respect to the Offer Documents, each shall use its reasonable best efforts to respond promptly to such comments and take all other actions necessary to resolve the issues raised therein.

               (c) Parent shall provide or cause to be provided to Purchaser on a timely basis the funds necessary to accept for payment, and pay for, any Shares that Purchaser becomes obligated to accept for payment, and pay for, pursuant to the Offer.

               SECTION 1.02. Company Action. (a) As soon as reasonably practicable on the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9, including all exhibits thereto (together with all amendments and supplements thereto, the "Schedule 14D-9"), containing the recommendations of the Special Committee and the Board described in Section 3.04(b), and shall disseminate the
Schedule 14D-9 to the extent required by Rule 14d-9 under the Exchange Act, and any other applicable Law. The Company, Parent and Purchaser shall correct promptly any information provided by any of them for use in the Schedule 14D-9 which shall become false or misleading, and the Company shall take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable Law. Parent and its counsel shall be given the opportunity to review and comment on the Schedule 14D-9 prior to the filing thereof with the SEC. The Company shall provide Parent and its counsel with a copy of any written comments or telephonic notification of any oral comments the Company may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt thereof. The Company and its counsel shall provide Parent and its counsel with a reasonable opportunity to participate in all communications with the SEC and its staff, including any meetings and telephone conferences, relating to the Schedule 14D-9, the Transactions or this Agreement.

               (b) In connection with the Transactions, the Company shall furnish, or cause to be furnished, Purchaser promptly with mailing labels containing the names and addresses of the record holders of Shares as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of shareholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Shares, and shall furnish to Purchaser such information and assistance (including updated lists of shareholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to the Company's shareholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Purchaser and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will deliver, and will use their reasonable efforts to cause their agents to deliver, to the Company all copies and any extracts or summaries from such information then in their possession or control.

                                   ARTICLE II

                                   THE MERGER


               SECTION 2.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as hereinafter defined) Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

               SECTION 2.02. Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.01 and subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after the satisfaction or waiver of the conditions set forth in Article VII at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, unless another date, time or place is agreed to in writing by the parties hereto.

               SECTION 2.03. Effective Time. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing being the "Effective Time").

               SECTION 2.04. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

               SECTION 2.05. Certificate of Incorporation; By-laws. (a) At the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as set forth in Exhibit A. The Certificate of Incorporation of the Company, as so amended at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

               (b) The By-laws of Purchaser, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

               SECTION 2.06. Directors and Officers. The directors of Purchaser immediately prior to the Effective Time (which shall include Aaron Spelling) shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation. Aaron Spelling shall be the Chairman of the Surviving Corporation and the other officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

               SECTION 2.07. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the following securities:

               (a) Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 2.07(b) and any Dissenting Shares (as hereinafter defined)) shall be cancelled and shall be converted automatically into the right to receive an amount equal to the Per Share Amount in cash (the "Merger Consideration") payable, without interest, to the holder of such Share, upon surrender, in the manner provided in
Section 2.10, of the certificate that formerly evidenced such Share;

               (b) Each Share owned by Purchaser immediately prior to the Effective Time shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

               (c) Each share of common stock, par value $.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

               SECTION 2.08. Stock Options. (a) The Company shall take all actions necessary (including obtaining any and all consents from employees with respect to matters contemplated by this Section 2.08) such that immediately after the Tender Offer Acceptance Date, each outstanding option to purchase Shares (in each case, an "Option") granted under the Company's stock option plans, including, The Charter Company Stock Option Plan, The Spelling Entertainment Group Inc. 1987 Stock Option Plan and The Spelling Entertainment Group Inc. 1994 Stock Option Plan (the "Option Plans"), whether or not then exercisable, shall be cancelled by the Company. Immediately after the Tender Offer Acceptance Date, each holder of a cancelled Option shall be entitled to receive from Purchaser in consideration for the cancellation of such Option, an amount in cash equal to the product of (i)the number of Shares previously subject to such Option and (ii) the excess, if any, of the Per Share Amount over the exercise price per Share previously subject to such Option. All applicable withholding taxes attributable to the payments made hereunder or to distributions contemplated hereby shall be deducted from the amounts payable hereunder and all such taxes attributable to the exercise of Options on or after the Effective Time shall be withheld from the Merger Consideration with respect to the Shares issuable on such exercise or deemed exercise. The term "Tender Offer Acceptance Date" means the date on which Purchaser shall have accepted for payment all Shares validly tendered and not withdrawn prior to the expiration date with respect to the Offer.

               (b) Except as provided herein or as otherwise agreed to by the parties hereto and to the extent permitted under the Option Plans, (i) the Option Plans shall terminate as of the Effective Time and (ii) the Company shall use all reasonable efforts to ensure that following the Effective Time no holder of Options shall have any right thereunder to acquire any equity securities of the Company.

               SECTION 2.09. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such Shares in accordance with Section 262 of Delaware Law (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.10, of the certificate or certificates that formerly evidenced such Shares.

               (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

               SECTION 2.10. Surrender of Shares; Stock Transfer Books. (a) Prior to the Effective Time, Parent shall designate a bank or trust company reasonably satisfactory to the Company to act as agent (the "Paying Agent") for the holders of Shares in connection with the Merger to receive the funds to which holders of Shares shall become entitled pursuant to Section 2.07(a). When and as needed, Parent shall make available to the Paying Agent sufficient funds to make the payments pursuant to Section 2.07 hereof to holders (other than Parent or any of its affiliates) of Shares that are issued and outstanding immediately prior to the Effective Time (such amounts being hereinafter referred to as the "Exchange Fund"), and to make the appropriate cash payments, if any, to holders of Dissenting Shares. The Paying Agent shall, pursuant to irrevocable instructions, make the payments provided for in the preceding sentence out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

               (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to
Section 2.07(a) a form of letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "Certificates"), shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

               (c) At any time following the sixth month after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

               (d) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.

               SECTION 2.11. Withholding Rights. The Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts that the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Paying Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation or the Paying Agent.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


               The Company hereby represents and warrants to Parent and Purchaser that, except as set forth in the Company SEC Reports (as defined herein) or the disclosure schedule dated the date hereof and attached hereto (the "Disclosure Schedule"), it being understood that disclosure on the Disclosure Schedule shall be deemed disclosure respecting all sections of the
Agreement:

               SECTION 3.01. Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries has all necessary licenses, permits, authorizations, and governmental approvals to own, lease and operate its properties and to carry on its business as it is currently being conducted, except where the failure to have such licenses, permits, authorizations and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as hereinafter defined). Each of the Company and its Subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Company Material Adverse Effect. The term "Company Material Adverse Effect," as used in this Agreement, means any change or effect that, individually or when taken together with all other such changes or effects, is or is reasonably likely to be materially adverse to the financial condition, business, or results of operations of the Company and its Subsidiaries, taken as a whole.

               SECTION 3.02. Certificate of Incorporation and By-laws. The Company has heretofore furnished to Parent a complete and correct copy of the Certificate of Incorporation and the By-laws, each as amended to date, of the Company. Such Certificate of Incorporation and By-laws are in full force and effect. None of the Company and its Subsidiaries is in violation of any provision of its Certificate of Incorporation or By-laws.

               SECTION 3.03. Capitalization. The authorized capital stock of the Company consists of 300,000,000 Shares and 20,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"). As of December 31, 1998, (i) 92,995,735 Shares were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (ii) no Shares were held in the treasury of the Company, (iii)7,627,173 Shares were authorized for future issuance (with respect to which options to acquire 7,627,173 Shares were issued and outstanding) pursuant to employee stock options or stock incentive rights granted pursuant to the Company's Option Plans and (iv) no shares of Preferred Stock are issued and outstanding. Except as set forth in Section 3.03 of the Disclosure Schedule or as otherwise contemplated by this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary. All shares of capital stock of the Company and any Subsidiary subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

               SECTION 3.04. Authority Relative to This Agreement. (a)The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement by the affirmative vote of a majority of the then outstanding Shares, if and to the extent required by applicable law, and the filing and recordation of appropriate merger documents as required by Delaware Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

               (b) The Company hereby represents that (i)the Special Committee has been duly authorized and constituted, (ii)the Special Committee, at a meeting thereof duly called and held on May 14, 1999, determined that this Agreement and the Transactions are fair to and in the best interests of the stockholders of the Company (other than the Parent and its affiliates), and
(iii)the Board of Directors of the Company, at a meeting thereof duly called and held on May 14, 1999, (A) determined that this Agreement and the Transactions are fair to and in the best interests of the stockholders of the Company, (B) determined that it is advisable for the Company to enter into, and, if and to the extent required by applicable law, for the stockholders of the Company to approve and adopt, this Agreement and the Transactions, (C) approved and adopted this Agreement and the Transactions, including the Offer and the Merger and (D) recommended that the stockholders of the Company tender their shares Pursuant to the Offer and, if and to the extent required by applicable law, approve and adopt this Agreement and the Merger.

               SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i)conflict with or violate the Certificate of Incorporation or By-laws of the Company or any Subsidiary, (ii)assuming that all consents, approvals, authorizations, and other actions described in subsection (b) have been obtained or made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected or (iii) except as set forth on Section 3.05 of the Disclosure Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Encumbrance on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, or trigger any right of first refusal under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, except for any thereof that would not have a Company Material Adverse Effect. The restrictions on business combinations contained in Section 203(a) of Delaware Law will not apply to Parent, Purchaser or their respective affiliates as a result of this Agreement or the Transactions.

               (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws"), and filing and recordation of appropriate merger documents as required by Delaware Law.

               SECTION 3.06. SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 1996, and has heretofore made available to Parent, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1996, 1997 and 1998, respectively, (ii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since December 31, 1996, and (iii)all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q) filed by the Company with the SEC since December 31, 1996 (the forms, reports and other documents referred to in clauses (i), (ii) and (iii) above being referred to herein, collectively, as the "SEC Reports"). The SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and the rules and regulations thereunder,(ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (iii) were filed in a timely manner. No Subsidiary of the Company was or is required to file any form, report or other document with the SEC.
               (b) Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports (i)was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented in all material respects the consolidated financial position, results of operations and cash flows of the Company and the consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments that did not and are not expected, individually or in the aggregate, to have a Company Material Adverse Effect.

               (c) The Company has no liabilities or obligations of any nature, except:(i) as and to the extent set forth on the balance sheet of the Company as at March 31, 1999, including the notes thereto (the "1999 Balance Sheet"), (ii) as would not, individually or in the aggregate, have a Company Material Adverse Effect and (iii) liabilities and obligations incurred in the ordinary course of business consistent with past practice since March 31, 1999 and which would not have a Company Material Adverse Effect.

               (d) Since March 31, 1999, there has not been any Company Material Adverse Effect, except for changes that affect the economy in general or the industry in which the Company operates.

               SECTION 3.07. Absence of Litigation. Except as disclosed in the SEC Reports filed on or before the date hereof, there are no suits, arbitrations, mediations, complaints, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that (a)individually or in the aggregate, would have a Company Material Adverse Effect or (b)seek to delay or prevent the consummation of the Merger. Neither the Company nor any Subsidiary nor any of their properties is subject to any order, writ, judgment, injunction, decree, determination or award having a Company Material Adverse Effect.

               SECTION 3.08. Compliance. Neither the Company nor any Subsidiary is in conflict with, or in default or violation of, (a)any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected or (b)any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

               SECTION 3.09. Intellectual Property Rights. The Company and its Subsidiaries own or hold adequate licenses or other rights to use all material trade names, trademarks, brand names, trade secrets, service marks, copyrights, publicity rights, franchises and other proprietary intellectual property (collectively, the "Intellectual Property"), including all contracts, agreements and licenses relating thereto, necessary for them to conduct their respective businesses in all material respects as they are being conducted. No proceedings have been instituted against or notices received by the Company or any Subsidiary that are currently unresolved alleging that the Company or any Subsidiary has infringed or is now infringing on any Intellectual Property belonging to any other person, firm or corporation, except as would not have a Company Material Adverse Effect. None of the Company nor any Subsidiary has received any notice, nor does the Company know of, any conflict or claimed conflict with respect to the rights of others to the use any of their Intellectual Property, except as would not have a Company Material Adverse Effect.

               SECTION 3.10. Offer Documents; Schedule 14D-9; Proxy Statement. The information supplied by the Company for inclusion in the Schedule 14D-9 and the Offer Documents shall, at the respective times the Schedule 14D-9 or the Offer Documents are filed with the SEC or are first published, sent or given to shareholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. The information supplied by the Company for inclusion in the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders' Meeting (as defined in Section 5.01) or the information statement to be sent to such stockholders, as appropriate (such proxy statement or information statement, as amended or supplemented, being referred to herein as the "Proxy Statement"), shall not, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the Stockholders' Meeting and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading. The Schedule 14D-9, Proxy Statement and the

Offer Documents shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Purchaser for inclusion or incorporation by reference therein.

               SECTION 3.11. Brokers. No broker, finder or investment banker (other than Lazard Freres) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Lazard Freres pursuant to which such firm would be entitled to any payment relating to the Transactions.

               SECTION 3.12. Opinion of Financial Advisor. The Special Committee has received the opinion of Lazard Freres dated May 14, 1999 that, as of the date of such opinion, the Per Share Amount to be received by the stockholders of the Company pursuant to this Agreement is fair to such stockholders of the Company (other than Parent and its affiliates) from a financial point of view and such opinion has not been withdrawn. A copy of such opinion has been delivered to the Parent.


                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER


               Parent and Purchaser hereby, jointly and severally, represent and warrant to the Company that:

               SECTION 4.01. Corporate Organization. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

               SECTION 4.02. Authority Relative to This Agreement. Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Delaware Law). This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Purchaser enforceable against each of Parent and Purchaser in accordance with its terms.

               SECTION 4.03. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of either Parent or Purchaser, or (ii)assuming that all consents, approvals, authorizations, and other actions described in subsection (b) have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or

Purchaser or by which any property or asset of either of them is bound or affected.

               (b) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws, and filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent or Purchaser from performing their respective obligations under this Agreement.

               SECTION 4.04. Financing. Each of Parent and Purchaser has available to it sufficient funds to acquire all the outstanding Shares in the Merger and the related fees and expenses.

               SECTION 4.05. Offer Documents; Proxy Statement. The information supplied by Parent and Purchaser for inclusion in the Offer Documents will not, at the time the Offer Documents are filed with the SEC or are first published, sent or given to shareholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. The information supplied by Parent and Purchaser for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the Stockholders' Meeting (as defined below) or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading. The Offer Documents shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

               SECTION 4.06. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Purchaser


                                    ARTICLE V

                            COVENANTS OF THE COMPANY


               SECTION 5.01. Affirmative Covenants of the Company. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent, the Company will and will cause its Subsidiaries to (a)operate its business in the usual and ordinary course consistent with past practices; (b)use its reasonable best efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective principal officers and key employees and maintain its relationships with its respective principal customers, suppliers and other persons with which it or any Subsidiary has significant business relations; and (c)use its reasonable best efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS


               SECTION 6.01. Stockholders' Meeting. If required by applicable law in order to consummate the Merger, the Company, acting through the Board, shall in accordance with Delaware law and its Certificate of Incorporation and By-laws, take all necessary action to duly call, give notice of, convene and hold an annual or special meeting of its stockholders as soon as practicable for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby (the "Stockholders' Meeting"). At the Stockholders' Meeting, Parent and Purchaser shall cause all Shares then owned by them and their subsidiaries to be voted in favor of the approval and adoption of this Agreement and the transactions contemplated hereby. In the event a Stockholders' Meeting is called, the Company shall use its reasonable best efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of the Merger Agreement and to secure the vote or consent of stockholders required by Delaware Law to approve and adopt the Merger Agreement, unless otherwise required by the applicable fiduciary duties of the directors of the Company or of the Company's directors constituting the Special Committee, as determined by such directors in good faith, and after consultation with independent legal counsel (which may include the Company's regularly engaged legal counsel).

               SECTION 6.02. Proxy Statement. If required by applicable law, as soon as practicable following consummation of the Offer, Parent, Purchaser and the Company shall file the Proxy Statement with the SEC under the Exchange Act, and shall use its best efforts to have the Proxy Statement cleared by the SEC. Parent, Purchaser and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Purchaser agrees to use its reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Shares entitled to vote at the Stockholders' Meeting at the earliest practicable time.

               SECTION 6.03. Access to Information. From the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees, auditors and agents of the Company to, afford the officers, employees and agents of Parent and Purchaser complete access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company, and shall furnish Parent and Purchaser with all financial, operating and other data and information as Parent or Purchaser, through its officers, employees or agents, may reasonably request.

               SECTION 6.04. Directors' and Officers' Indemnification and Insurance. (a) The By-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Article XII of the By-laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at the Effective Time were directors or officers, employees, fiduciaries or agents of the Company in respect of actions or omissions occurring at or prior to the Effective Time, unless such modification shall be required by law.

               (b) From and after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under Delaware Law, indemnify and hold harmless, each present and former director and officer of the Company (collectively, the "Indemnified Parties") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), based on the fact that such person is or was a director or officer of the Company and arising out of or pertaining to any action or omission occurring at or before the Effective Time (and shall promptly pay any expenses in advance of the final disposition of such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware Law, upon receipt from the Indemnified Party to whom expenses are advanced of any undertaking to repay such advances required under Delaware Law). In the event of any such actual or threatened claim, action, suit, proceeding or investigation, (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and shall pay all other reasonable expenses in advance of the final disposition of such action, (ii) the Surviving Corporation shall cooperate and use all reasonable efforts to assist in the vigorous defense of any such matter and (iii) to the extent any determination is required to be made with respect to whether any Indemnified Party's conduct complies with the standards set forth under Delaware Law, such determination shall be made by independent legal counsel selected by the Indemnified Party and reasonably acceptable to the Surviving Corporation; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed); and provided further that the Surviving Corporation shall not be obligated pursuant to this Section 6.04(b) to pay the fees and expenses of more than one counsel (plus appropriate local counsel) for all Indemnified Parties in any single action except to the extent, as determined by counsel to the Indemnified Parties, that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action, in which case such additional counsel (including local counsel) as may be required to avoid any such conflict or likely conflict may be retained by the Indemnified Parties at the expense of the Surviving Corporation.

               (c) The Surviving Corporation shall use its reasonable efforts to maintain in effect for three years from the Effective Time, if available, the current directors' and officers' liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.04(c) more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance.

               (d) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, or at Parent's option, Parent, shall assume the obligations set forth in this Section 6.04.

               (e) Parent shall pay all reasonable expenses incurred by any Indemnified Party in connection with the enforcement of the provisions of this
Section 6.04.

               SECTION 6.05. Notification of Certain Matters. (a) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i)the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii)any failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.05 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

               (b) The Company shall give prompt written notice to Parent of any proposal, offer or other communication from any person (i) relating to any acquisition or purchase of all or any portion of the capital stock of the Company or any Subsidiary or assets of the Company or any Subsidiary, (ii) to enter into any business combination with the Company or any Subsidiary or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to the Company or any subsidiary. The Company shall notify Parent promptly if any such proposal or offer, or any inquiry or other contact with any person with respect thereto, is made and shall, in any such notice to Parent, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact.

               SECTION 6.06. Public Announcements. Parent and the Company shall each obtain the prior consent of each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any Transaction and shall not issue any such press release or make any such public statement without such prior consent, except as may be required by law or any listing agreement with a national securities exchange to which Parent or the Company is a party.

               SECTION 6.07. Further Action. Subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use all reasonable efforts to deliver or cause to be delivered such documents and other papers and to take or cause to be taken such further actions as may be necessary, proper or advisable under applicable laws to consummate and make effective the Transactions, including the Merger.


                                   ARTICLE VII

                            CONDITIONS TO THE MERGER


               SECTION 7.01. Conditions to the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

               (a) Stockholder Approval. This Agreement and the Transactions shall have been approved and adopted by the affirmative vote of the stockholders of the Company to the extent required by Delaware Law and the Certificate of Incorporation and By-laws of the Company; and

               (b) No Order. No foreign, United States or state governmental authority or other agency or commission or foreign, United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of Shares by Purchaser illegal or otherwise restricting, preventing or prohibiting consummation of the Offer or the Merger; and

               (c) Offer. Purchaser or its permitted assignee shall have purchased all Shares validly tendered and not withdrawn pursuant to the Offer; provided, however, that this condition shall not be applicable to the obligations of Parent or Purchaser if, in breach of this Agreement or the terms of the Offer, Purchaser fails to purchase any Shares validly tendered and not withdrawn pursuant to the Offer.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER


               SECTION 8.01. Termination. This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company:

               (a) by mutual written consent duly authorized by the Boards of Directors of Parent, Purchaser and the Company, if such termination is also approved by the Special Committee;

               (b) by either Parent, Purchaser or the Company if (i) the Effective Time shall not have occurred on or before December 31, 1999;

provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date or (ii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

               (c) by Parent, if (i) due to an occurrence or circumstance that would result in a failure to satisfy any condition set forth in Annex A hereto, Purchaser shall have (A) failed to commence the Offer within 60 days following the date of this Agreement, (B) terminated the Offer without having accepted any Shares for payment thereunder, or (C) failed to pay for the Shares validly tendered pursuant to the Offer within 90 days following the commencement of the Offer, unless such termination or failure to pay for Shares shall have been caused by or resulted from the failure of Parent or Purchaser to perform in any material respect any covenant or agreement of either of them contained in this Agreement or the material breach by Parent or Purchaser of any representation or warranty of either of them contained in this Agreement or (ii) prior to the purchase of any Shares validly tendered pursuant to the Offer, the Special Committee shall have withdrawn or modified in a manner that is, in the reasonable judgment of Parent, materially adverse to Parent or Purchaser its approval or recommendation of this Agreement, the Offer, the Merger or any other Transaction or shall have recommended another merger, consolidation or business combination involving, or acquisition of, the Company or its assets or another tender offer for Shares, or shall have resolved to do any of the foregoing; or

               (d) by the Company, upon approval of the Special Committee, if due to an occurrence or circumstance that would result in a failure to satisfy any condition set forth in Annex A hereto, Purchaser shall have (i) failed to commence the Offer within 60 days following the date of this Agreement,
(ii) terminated the Offer without having accepted any Shares for payment thereunder, or (iii) failed to pay for the Shares validly tendered pursuant to the Offer within 90 days following the commencement of the Offer, unless such termination or failure to pay for Shares shall have been caused by or resulted from the failure of the Company to perform in any material respect any covenant or agreement of it contained in this Agreement or the material breach by the Company of any representation or warranty of it contained in this Agreement; or

               (e) by the Company, upon approval of the Special Committee, if any representation or warranty of Parent and Purchaser in this Agreement which is qualified as to materiality shall not be true and correct in all respects or any such representation or warranty that is not so qualified shall not be true and correct in any material respect, in each case as if such representation or warranty was made as of such time on or after the date of this Agreement, or Parent or Purchaser shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of Parent or Purchaser to be performed or complied with by it under this Agreement; provided that if such material breach or failure to perform is curable by Parent or Purchaser through the exercise of its reasonable efforts and for so long as Parent or Purchaser continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 8.01(e).

               The right of any party hereto to terminate this Agreement pursuant to this Section 8.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

               SECTION 8.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except as set forth in Sections 9.01 and 9.11; provided, however that nothing contained herein shall relieve any party from liability for wilful breach of this Agreement.

               SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the Transactions contemplated hereby by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger, imposes conditions to the Merger other than set forth in Article VII or would otherwise amend or change the terms and conditions of the Merger in a manner materially adverse to the holders of the Shares, other than Parent and its affiliates; and provided further that such amendment is also approved by the Special Committee. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

               SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement or condition contained herein; provided, however, that, if the Company seeks to make such extension or waiver as provided in (i), (ii) or (iii) above, it must first obtain the approval of the Special Committee. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                   ARTICLE IX

                               GENERAL PROVISIONS


               SECTION 9.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be, except that the agreements set forth in Articles II and this Article IX and Section 6.04 shall survive the Effective Time indefinitely and those set forth in this Article IX shall survive termination indefinitely.

               SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile (followed by delivery of a copy via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

               (a)    if to the Parent or Purchaser:

                      Viacom International Inc.
                      c/o Viacom Inc.
                      1515 Broadway
                      New York, NY 10036
                      Attention:  General Counsel
                      Telecopier: (212) 258-6099

                      with a copy to:

                      Shearman & Sterling
                      599 Lexington Avenue
                      New York, NY  10022
                      Attention:  Creighton O'M. Condon, Esq.
                      Telecopier: (212) 848-7179

               (b)    if to the Company:
                      Spelling Entertainment Group Inc.
                      5700 Wilshire Boulevard
                      Los Angeles, CA 90036
                      Attention: President
                      Telecopier: (323) 965-5870

               with a copy to:

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      One Rodney Square, 7th Floor
                      Wilmington, Delaware 19801
                      Attention:  Robert Pincus, Esq.
                      Telecopier: (302) 651-3001

               SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term:

               (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

               (b) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in the City of New York;

               (c) "Encumbrance" means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, or other encumbrance of any kind.

               (d) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

               (e) "Subsidiary" or "Subsidiaries" means any corporation, partnership, joint venture or other legal entity of which the Company or any Subsidiary of the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and

               SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

               SECTION 9.05. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Purchaser may assign all or any of their rights and obligations hereunder to any affiliate of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

               SECTION 9.06. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.04 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

               SECTION 9.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

               SECTION 9.08. Governing Law. Except to the extent that Delaware Law applies to these Transactions, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

               SECTION 9.09. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               SECTION 9.10. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               SECTION 9.11. Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the Transactions contemplated hereby shall be paid by Parent.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




               IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                        SPELLING ENTERTAINMENT GROUP INC.



                                        By _____________________________________
                                           Name:
                                           Title:


                                        VIACOM INTERNATIONAL INC.



                                        By _____________________________________
                                           Name:
                                           Title:


                                        VSEG ACQUISITION INC.



                                        By _____________________________________
                                           Name:
                                           Title:

                                                                         ANNEX A



                             CONDITIONS TO THE OFFER

               Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or, subject to the applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act, pay for any Shares tendered pursuant to the Offer, and may terminate or amend the Offer in a manner consistent with the terms of the Merger Agreement and may postpone the acceptance for payment of or the payment for any Shares tendered in a manner consistent with the terms of the Merger Agreement, if at any time on or after the date of this Agreement and prior to the acceptance for payment of any Shares, any of the following conditions shall exist:

               (a) there shall be any statute, rule or regulation, or decree, order or injunction, promulgated, enacted, entered or enforced by any United States federal or state government, or other governmental entity which would (i) make the acquisition by the Purchaser of a material portion of the Shares illegal, or (ii) otherwise prohibit or restrict consummation of the Offer or the Merger (each a "Governmental Restriction"); provided, however, that in order to invoke this condition, Parent and the Purchaser shall have used their reasonable best efforts to prevent such Governmental Restriction or ameliorate the effects thereof; and provided further, that if the Governmental Restriction is not a final and non-appealable decree, order or injunction of a court of competent jurisdiction, Purchaser may not by virtue of this condition alone amend or terminate the Offer, but may only extend the Offer and thereby postpone acceptance for payment or purchase of Shares;

               (b) (i) the Special Committee shall have withdrawn or modified in a manner that is, in the reasonable judgment of Parent, materially adverse to Parent or Purchaser (including by way of any amendment to the Schedule 14D-9) its recommendation of the Offer, the Merger or this Agreement, or (ii)the Special Committee shall have resolved to do any of the foregoing;

               (c) any representation or warranty of the Company in this Agreement, (i)which is qualified as to Company Material Adverse Effect shall not be true and correct, subject to such Company Material Adverse Effect qualifications, in all respects or (ii) any such representation or warranty that is not so qualified shall not be true and correct except to the extent that the failure of such representations and warranties to be true and correct could not reasonably be expected to have a Company Material Adverse Effect, in each case as if such representation and warranty was made as of such time on or after the date of this Agreement and except that those representations and warranties that address matters only as of a particular date shall not be true and correct, subject to the qualifications described above, as of such date;

               (d) the Company shall have breached or failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement;

               (e) this Agreement shall have been terminated in accordance with its terms; or

               (f) Parent, Purchaser and the Company (with the approval of the Special Committee) shall have agreed that Purchaser shall terminate the Offer or postpone the acceptance for payment of or the payment for Shares thereunder;

which, in the reasonable judgment of Purchaser in any such case, and regardless of the circumstances (excluding for purposes of clauses (c) and (d), any action or inaction by Parent or any of its affiliates) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

               The foregoing conditions are for the sole benefit of Parent and Purchaser and may be asserted by Parent or Purchaser regardless of the circumstances giving rise to any such condition or may be waived by Parent or Purchaser in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.


                                                                Exhibit A to the
                                                                Merger Agreement



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        SPELLING ENTERTAINMENT GROUP INC.


    As of the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated by deleting Articles I through XII thereof in their entirety and replacing them with the following:


                                   ARTICLE I

The name of the Corporation is:   SPELLING ENTERTAINMENT GROUP INC.


                                   ARTICLE II

The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805-1297. The name of its registered agent at such address is Corporation Service Company.


                                   ARTICLE III

The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred (200). All such shares are to have $.01 par value.


                                    ARTICLE V

The Corporation is to have perpetual existence.


                                   ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.


                                   ARTICLE VII

Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.


                                  ARTICLE VIII

The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.


                                   ARTICLE IX

(1) ACTION NOT BY OR ON BEHALF OF CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees), actually and reasonably incurred by him in connection with such action, suit or proceedings if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2) ACTION BY OR ON BEHALF OF CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

(3) SUCCESSFUL DEFENSE. To the extent that a present or former Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article IX, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4) DETERMINATION OF RIGHTS TO INDEMNIFICATION IN CERTAIN CIRCUMSTANCES. Any indemnification under Section 1 or 2 of this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2 of this Article IV. Such determination shall be made, with respect to a person who is a Director or officer at the time of such determination, (1) by a majority vote of the Directors who are not parties to such action, suit or proceedings, even though less than a quorum, or (2) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders of the Corporation entitled to vote thereon.

(5) ADVANCE PAYMENT OF EXPENSES. (a) Expenses (including attorneys' fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

    (b) Expenses (including attorneys' fees) incurred by any other employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Corporation deems appropriate.

(6) NOT EXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article IX shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, the Corporation is authorized to enter into an agreement with any Director, officer, employee or agent of the Corporation providing indemnification for such person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement that result from any threatened pending or completed actions, suit, or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation, that arises by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct.

(7) INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.

(8) CERTAIN DEFINITIONS. For the purposes of this Article IX, (A) any Director, officer, employee or agent of the Corporation who shall serve as a director, officer, employee or agent of any other corporation, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was a stockholder or creditor, or in which the Corporation is or was in any way interested, or (B) any director, officer, employee or agent of any subsidiary corporation, joint venture, trust or other enterprise wholly owned by the Corporation, shall be deemed to be serving as such director, officer, employee or agent at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances where any person shall serve as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such director, officer, employee or agent at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service. For purposes of this Article IX, references to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity. For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to this Article IX.

(9) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                    ARTICLE X

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.